SETTLEMENT AGREEMENT AND
RELEASE OF CLAIMS

This Settlement Agreement and Release of Claims (this “Agreement”) is made and entered into this 24th day of January, 2007, by and between SEI LLC, assignee of SEI Information Technology, Inc. (.“SEI”),and XFormity, Inc., a Texas Corporation (“XFormity”). SEI and XFormity are sometimes collectively referred to in this Agreement as “the Parties.”

RECITALS

A.
The Parties executed and delivered that certain Master Services Agreement dated as of December 12, 2003, and various Task Specifications pursuant thereto (hereafter collectively, the “Master Services Agreement”).

B.	The Parties desire to terminate the Master Services Agreement and release each other from any potential claims arising thereunder, except as expressly set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and covenants made herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1.	CONSIDERATION.

XFormity agrees to pay to SEI the aggregate sum of $20,000 (the “Consideration”). The Consideration shall be paid in five (5) equal monthly installments of $4,000 each, with the first payment due on or before January 31, 2007, and each subsequent installment due on or before the last day of each succeeding month, with the final installment due on or before May 31, 2007. In the event of a default by XFormity in the payment of any monthly installment, which default is not cured within five (5) business days after written notice from SEI, the entire unpaid balance of the Consideration shall immediately become due and payable in full.

2.	MUTUAL RELEASES OF ALL CLAIMS OF ANY PARTY.

A. In exchange for the other Parties’ promises and covenants herein, including the Consideration provided for in Paragraph 1 above, the sufficiency of which is hereby acknowledged, SEI, for itself, and all of its present and former officers, directors, employees, agents, insurers, attorneys, parents, affiliates subsidiaries and successors and assigns, hereby releases, acquits and forever discharges Xformity and its parent corporation, XFormity Technologies, Inc., a Colorado corporation, and all of their present and former officers, directors, employees, agents, insurers, benefit plans (and related persons/entities), attorneys, parents, affiliates, subsidiaries, and successors and assigns, (collectively referred to as the “XFormity Released Parties”), from any and all charges, complaints, grievances, actions, suits, liabilities, obligations, promises, agreements, demands, controversies, rights, claims and causes of action of whatever kind or nature, whether known or unknown, including claims brought under any federal, state or local statute, ordinance or under common law, and all manner of claims, demands, causes of action, judgments, actions, suits, levies, executions, and liabilities of whatever nature, known or unknown, fixed or contingent, liquidated or unliquidated, indirect or direct, foreseen or unforeseen, which SEI may have had, may have, or may come to have against the XFormity Released Parties, at any time by reason of, in any way connected with, arising out of, bearing upon, or in any way relating to any matter, act, fact, transaction or occurrence or thing occurring prior to the date of execution of this Agreement, including without limitation, all claims pertaining to, arising out of, or bearing upon the Master Services Agreement; provided, however, that nothing stated in this paragraph shall constitute a release of any of Xformity’s obligations under this Agreement, any legal or contractual obligations of Paul Dwyer to SEI, or any of Xformity’s obligations under the surviving provisions of the Master Services Agreement identified in Paragraph 3 of this Agreement (collectively, the “XFormity Surviving Obligations”).

B. In exchange for the other Parties’ promises and covenants herein, including the consideration provided for in Paragraph 2A above, the receipt and sufficiency of which are hereby acknowledged, the XFormity Released Parties, for themselves, and all of their present and former officers, directors, employees, agents, insurers, attorneys, parents, affiliates subsidiaries and successors and assigns, hereby irrevocably and unconditionally release, acquit and forever discharge SEI, and all of its present and former officers, directors, employees, agents, insurers, benefit plans (and related persons/entities), attorneys, parents, affiliates, subsidiaries, and successors and assigns, (collectively referred to as the “SEI Released Parties”), from any and all charges, complaints, grievances, actions, suits, liabilities, obligations, promises, agreements, demands, controversies, rights, claims and causes of action of whatever kind or nature, whether known or unknown, including claims brought under any federal, state or local statute, ordinance or under common law, and all manner of claims, demands, causes of action, judgments, actions, suits, levies, executions, and liabilities of whatever nature, known or unknown, fixed or contingent, liquidated or unliquidated, indirect or direct, foreseen or unforeseen, which the XFormity Released Parties may have had, may have, or may come to have against the SEI Released Parties, at any time by reason of, in any way connected with, arising out of, bearing upon, or in any way relating to any matter, act, fact, transaction or occurrence or thing occurring prior to the date of execution of this Agreement, including without limitation, all claims pertaining to, arising out of, or bearing upon the Master Services Agreement; provided, however, that nothing stated in this paragraph shall constitute a release of any of SEI’s obligations under this Agreement or any of SEI’s obligations under the surviving provisions of the Master Services Agreement identified in Paragraph 3 of this Agreement (collectively, the “SEI Surviving Obligations”).

    C.  Other than the XFormity Surviving Obligations and the SEI Surviving Obligations, the parties understand and expressly agree that the General Mutual Release contained in Paragraphs 2A and 2B above extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, presently existing or which may arise in the future, caused by or resulting from or attributable to any act or omission of each party and each person released under this Agreement which occurred or failed to occur prior to the execution of this Agreement. The parties acknowledge that except for matters expressly represented herein, the facts with respect to which this Agreement was entered into may turn out to be other than or different from the facts now known to each party or believed by each party to be true, and the parties hereto expressly assume the risks of the facts turning out to be different and agree that this Agreement shall be in all respects effective and binding despite any such difference. The parties agree that the general mutual releases contained in Paragraphs 2A and 2B above do not apply to any claims or causes of action that arise after the date of execution of this Agreement nor to claims or causes of action that arise from the Xformity Surviving Obligations or the SEI Surviving Obligations.
D. Each party does hereby represent and warrant to the other party that no portion of any claim, demand, cause of action or other matter released herein, nor any portion of any recovery or settlement to which such party might be entitled from the other party, has been assigned or transferred to any other person, firm, entity or corporation, either directly or by way of subrogation or operation of law, and (ii) covenants (a) to indemnify, defend and hold harmless the other party from all loss, costs, claim or expense (including, but not limited to, all expenses of investigation and defense of any such claim or action, including reasonable attorney's fees and accountants' fees, costs and expenses) arising out of any claim made or action instituted against the other party by any person or entity who claims to be the beneficiary of any such assignment or transfer, and to pay and satisfy any judgment resulting from any settlement of any such claim or action and (b) not to sue the other party for any claim or claims or arising under any local, state or federal statutory, regulatory or common law right, claim or cause of action whatsoever which may have existed prior to, or may exist at the time of, the execution of this Agreement.
E. The parties to this Agreement warrant and represent that no promise or inducement has been offered except as expressly set forth herein and that this Agreement is executed without reliance upon any statement or representation by the persons or parties involved or their representatives concerning the nature or extent of any damages or any legal liability of the other party therefor.

F. The parties recognize and agree that by entering into this Agreement no party admits, and each of them does specifically deny, any violation of any local, state or federal law, common or statutory or any liability to the other. The parties further recognize that no delivery of any document or instrument made in connection with this Agreement is to be construed as an admission of liability by such party and that this instrument has been entered into in order to consummate a compromise and final settlement of any and all claims of the parties which might arise from any fact, transaction or occurrence prior to the date hereof.

3. TERMINATION OF MASTER SERVICES AGREEMENT

In consideration of the mutual covenants and agreements herein contained, the parties covenant and agree that the Master Services Agreement shall be deemed terminated effective January 1, 2007 (the “Termination Date”), excluding the surviving provisions specified in this paragraph which shall remain in full force and effect. From and after the Termination Date, each party shall be shall continue to be bound by and subject to Sections 5, 6, 9.2, and 18 of the Master Services Agreement, which Sections the Parties expressly acknowledge and agree shall survive termination of the Master Services Agreement and are expressly excluded from the general mutual releases set forth above. Notwithstanding anything to the contrary stated herein, SEI expressly consents, covenants and agrees, as a limited exception and without waiver of any of SEI’s other rights under Section 5 of the Master Services Agreement or otherwise, that Xformity may, without violating the Master Services Agreement or this Agreement, extend an offer of employment and/or employ the services of Josh Asher.

4. TELEPHONE NUMBERS

The parties acknowledge that during the course of SEI’s performance under the Master Services Agreement, SEI obtained two (2) telephone numbers: (a) 1-866-GET.QSRX and (b) 1-866-WE.POLL.U (the “Telephone Numbers”). Concurrently with the execution of this Agreement, SEI consents to the transfer and assignment to XFormity of all right, title and interest in and to the Telephone Numbers and, at XFormity’s expense, SEI agrees to take all reasonable action to assign to XFormity all ownership in and to the Telephone Numbers. Further, as of the date of this Agreement, SEI shall discontinue all use of the Telephone Numbers.

5. NO FEES OR COSTS TO EITHER PARTY.

The Parties agree that they will each be responsible for their own attorneys’ fees, costs and disbursements incurred in connection with the negotiation and preparation of this Agreement. In the event of any dispute or controversy concerning this Agreement, the prevailing party shall be entitled to recover its costs, expenses, and reasonable attorneys’ fees.

6.  RECITALS.

The recitals and facts set forth above are incorporated into this Agreement as part of the terms hereof.

7. CONSTRUCTION OF AGREEMENT.

A. The Parties hereto acknowledge and agree that they each have been represented by competent legal counsel of their own choosing in connection with all negotiations, drafting and execution of this Agreement. Accordingly, the language used in this Agreement will be deemed language chosen by all Parties hereto to express their mutual assent, and no rule of strict construction against any party will apply to any term or condition of this Agreement.

B. Each party further expressly warrants, declares and represents that before executing this instrument, such party has fully informed himself/itself of its terms, contents, conditions and effects; that such party understands that it may consult an attorney of its choice concerning this instrument and their decision to enter into this Agreement. Each party represents and acknowledges that it has read the foregoing instrument carefully and fully and that it understands its terms, and each is executing such agreements voluntarily and without any coercion, undue influence, threat or intimidation of any kind or type whatsoever.

C. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Master Services Agreement, the provisions of this Agreement shall control.

8. COUNTERPARTS.

The Parties agree that this Agreement may be signed in counterparts by the Parties with the same force and effect as if the Parties had all signed the same original Agreement. This Agreement may further be delivered and executed via facsimile transmission, and receipt of a signed counterpart by facsimile shall be considered the same as an original.

9. GOVERNING LAW

This Agreement shall be governed by the laws of the State of Illinois, excluding conflicts of law principles.

10. BINDING EFFECT.

The Parties agree that this Agreement is binding upon their respective parents, subsidiaries, affiliates, shareholders, officers, directors, employees, successors, predecessors-in-interest and assigns.

11. CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT.

Neither party shall make disparaging remarks about the other. The Parties agree that this Agreement and its terms shall remain confidential and shall not be disclosed to any third party, except under the following circumstances:

Terms of this Settlement Agreement can be disclosed by either party if, in the opinion of legal counsel for either party, such disclosure is required to be included in either party’s reports and other filings with the Securities and Exchange Commission under Section 13(a) of the Securities Exchange Act of 1934, as amended or in a registration statement under the Securities Act of 1933, as amended. The Parties agree that pertinent details of the settlement agreement can be disclosed as necessary to applicable government agencies (including, but not limited to, the Internal Revenue Service, the Securities and Exchange Commission, and other state and federal agencies).

In addition, either party may disclose the terms of this Settlement Agreement (1) to enable either party to obtain advice from its accountants or lawyers, and in that event such disclosure may only be made to that party’s accountant or lawyer; and (2) to comply with lawfully issued process from a court of competent jurisdiction. In all other cases, the Parties may only disclose to third parties the fact that the dispute has been settled by confidential agreement of the Parties.

12. ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all previous negotiations, understandings, commitments and undertakings.

DATED: January 26, 2007  SEI LLC

BY: /s/ William J. Fitton

TITLE: V.P. of Finance

DATED: January 24, 2007  XFORMITY, INC.

BY: /s/Chris Ball

TITLE: CEO